Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-3 of Bay Bancorp, Inc. of our report dated March 28, 2014, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Bay Bancorp, Inc. for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Frederick, Maryland
June 6, 2014